Filed under Rule 424 (b)(2)
   Registration Statement File Numbers 333-144261, 333-144261-01,
   333-144261-02, 333-144261-03, 333-144261-04, 333-144261-05,
     333-144261-06 and 333-144261-07

   				Pricing Supplement No. 57 - dated August 01, 2008

                    (To prospectus dated July 2, 2007 and prospectus supplement dated July 2, 2007)

The Bank of New York Mellon Corporation [LOGO]

The Bank of New York Mellon Corporation
$1,000,000,000
The Bank of New York Mellon Corporation CoreNotes(Registered Service Mark)

=================================================================
             Aggregate               Purchasing     Proceeds
  CUSIP      Principal   Price to      Agent's       Before
  Number      Amount     Public(1)   Discount(1)    Expenses(1)
=================================================================

0640P1SN4    $257,000     100%         2.00%         98.00%

-----------------------------------------------------------------

=================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
=================================================================

    5.900%       Semiannual     08/15/2023      Yes

-----------------------------------------------------------------
Senior Subordinated Medium-Term Notes Series I
Interest Payment Dates:  The 15th day of February and August of each year commencing 02/15/2009.
Redemption Information:  Redeemable at the option of The Bank of New York
                         Mellon Corporation on 08/15/2011 and each Interest Payment Date thereafter, at a price equal to 100% on 30 calendar days notice.

=================================================================
             Aggregate               Purchasing     Proceeds
  CUSIP      Principal   Price to      Agent's       Before
  Number      Amount     Public(1)   Discount(1)    Expenses(1)
=================================================================

0640P1SP9    $1,096,000      100%       2.50%        97.50%

-----------------------------------------------------------------

=================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
=================================================================

    6.050%      Semiannual       08/15/2033      Yes

-----------------------------------------------------------------
Senior Subordinated Medium-Term Notes Series I
Interest Payment Dates:  The 15th day of February and August of each year commencing 02/15/2009.
Redemption Information:  Redeemable at the option of The Bank of New York
                         Mellon Corporation on 08/15/2013 and each Interest Payment Date thereafter, at a price equal to 100% on 30 calendar days notice.

-----------------------------------------------------------------

The Bank of New York Mellon Corporation
One Wall Street
New York, New York 10286

Trade Date:  08/01/2008
Issue Date:  08/06/2008
Minimum Denominations/Increments: $1,000/$1,000
Original Issue Discount: No
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only Merrill Lynch DTC Participant Number: 161

The defeasance and covenant defeasance provisions of the Senior Indenture and the Senior Subordinated Indenture described under "Description of Senior Debt Securities and Senior Subordinated Debt Securities-Debt Securities Issued by the Company under the BNY Senior Indenture or the BNY Senior Subordinated Indenture-Legal Defeasance and Covenant Defeasance" in the Prospectus will apply to the Senior and Senior Subordinated Notes respectively.

(1) Expressed as a percentage of the aggregate principal amount

"CoreNotes(Registered Service Mark)" is a registered service mark of Merrill Lynch & Co., Inc.

                                                            Merrill Lynch & Co.
                                                               Purchasing Agent
                                                            Acting as Principal
===============================================================================